Exhibit 16(23)(a) - Consent of Ernst and Young LLP, Independent Registered Public
Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration
Statement (Form S-3, No. 333-______) and related Prospectus of Voya Retirement Insurance and Annuity Company and to the incorporation by reference therein of our reports dated
March 27, 2015, with respect to the consolidated financial statements and schedules of Voya
Retirement Insurance and Annuity Company included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia
April 24, 2015